EXHIBIT 99

FOR IMMEDIATE RELEASE
Investor Contact: Jon Greer        Media Contact: John Cornwell
                  651-736-1915                    651-733-7698



        3M PHASING OUT SOME OF ITS SPECIALTY MATERIALS

     ST. PAUL, Minn. - May 16, 2000 - 3M today announced it is phasing out of the perfluorooctanyl chemistry used to produce certain repellents and surfactant products.

     The affected product lines represent about two percent of 3M's nearly $16 billion in annual sales. These include many Scotchgard(tm) products, such as soil, oil and water repellent products; coatings used for oil and grease resistance on paper packaging; fire-fighting foams; and specialty components for other products. 3M said it plans to substantially phase out production by the end of the year and will work with customers to accomplish a smooth transition.

     "Our decision anticipates increasing attention to the appropriate use and management of persistent materials," said Dr. Charles Reich, executive vice president, Specialty Material Markets. "While this chemistry has been used effectively for more than 40 years and our products are safe, our decision to phase out production is based on our principles of responsible environmental management."

     "We're reallocating resources to accelerate innovation in more sustainable opportunities and technologies. This decision is not only in the public interest, it's in the best interests of all our constituencies ... our employees, customers, communities and investors," Reich said.

     Sophisticated testing capabilities - some developed in only the last few years - show that this persistent compound, like other materials in the environment, can be detected broadly at extremely low levels in the environment and in people. All existing scientific knowledge indicates that the presence of these materials at these very low levels does not pose a human health or environmental risk.

     About 1,500 out of 3M's global work force of 71,000 employees have jobs associated with these products. "Innovation at 3M is at an all-time high, and there are many great opportunities for employees across the company," Reich said.

     3M expects to meet consensus earnings estimates for the rest of 2000. This excludes a one-time charge on the order of $200 million, that will be taken sometime this year.

     "Our growth engines are more powerful than ever and we're confident in our ability to continue delivering on expectations," said L.D. DeSimone, chairman and CEO. "Many of our new technology platforms directly address the fastest-growing segments of the new economy such as electronics, telecommunications and flat-panel displays."

     "We expect the positive momentum in our financial performance to continue into 2001 with earnings somewhat above current analyst estimates," DeSimone said.

     3M is a leading manufacturer of innovative products for industrial, consumer, transportation, safety, health care and other markets, with operations in more than 60 countries worldwide. The company is well known for its "Pollution Prevention Pays" environmental initiative, and its emission reduction programs including water-based replacement of solvents in manufacturing and replacements for ozone-depleting chlorofluorocarbons (CFCs).

FORWARD-LOOKING STATEMENTS
     Certain portions of this news release that do not relate to historical financial information constitute forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. Actual future results and trends may differ materially from historical results or those expected depending on a variety of factors, including:
(1) worldwide economic conditions; (2) foreign exchange rates and fluctuations in those rates; (3) the timing and acceptance of new product offerings; (4) raw materials, including shortages and increases in the costs of key raw materials; and (5) legal proceedings.

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FROM:3M Public Relations
     3M Center, Building 225-1S-15
     St. Paul, MN 55144-1000
     651-733-8805
     www.3m.com